EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report on Form 10-Q of 800 Commerce, Inc. (the "Company") for the nine months ended September 30, 2015 as filed with the Securities and Exchange Commission (the "Report"), I, B. Michael Friedman, President, and Barry Hollander, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 24, 2015	/s/ B. Michael Friedman
B. Michael Friedman, President

Date: November 24, 2015	/s/ Barry Hollander
Barry Hollander, Chief Financial Officer

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.